EXHIBIT 10.2

ORLEANS HOMEBUILDERS, INC.
EXECUTIVE COMPENSATION DEFERRAL PLAN
(AMENDED AND RESTATED SEPTEMBER 27, 2007; EFFECTIVE AS OF JUNE 1, 2005 OR AS OTHERWISE SET FORTH HEREIN)

SECTION 1 - STATEMENT OF PURPOSE

This Executive Compensation Deferral Plan (the “Plan”) is adopted effective as of June 1, 2005 with respect to irrevocable deferral elections made by Participants on or after June 1, 2005, and, effective to defer amounts otherwise payable as taxable compensation on and after January 1, 2006 consistent with the terms of deferral elections made by Participants consistent with the provisions of the Plan as set forth herein.  The Plan is designed and implemented for the purpose of providing to a limited group of key management or highly compensated employees of the Company (as herein defined) who are significantly responsible for the Company’s success, the opportunity to accumulate capital on a tax deferred basis, thereby increasing the incentive for such employees to remain in the employ of the Company and to make the Company more profitable.

It is the Company’s intention:

1.             That the Plan and all elections, deferrals, rights and features, notwithstanding any written terms or provisions to the contrary, be operated in good faith compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

2.             That, as herein amended and restated, the Plan be consistent with all applicable guidance as has been or may be issued in the future by the IRS and/or the Treasury Department, including final regulations promulgated during 2007 as Treasury Regulation Sections 1.409A-1 through 6.

3.             For purposes of the Plan, all references to Code Section 409A shall be deemed to include any applicable regulations issued by the IRS and/or the Treasury Department (including proposed, temporary and/or final regulations) and any guidance that may be issued by the IRS and/or the Treasury Department interpreting such Code Section from time to time.

SECTION 2 - DEFINITIONS

2.1 “Account” means the account established for each Participant by the Plan Administrator.

2.2 “Account Balance” means the amount as denominated in dollars of a Participant’s Account as indicated by the records of the Plan Administrator.

2.3 “Administrator” means the person designated by the Board pursuant to Section 3.1 to administer the Plan on behalf of the Company and also any other person that may have been designated by the Board or the Committee to take on any of the duties and/or responsibilities of the Administrator under the terms of the Plan as its delegatee.

2.4 “Beneficiary” means the person to whom the balance in a deceased Participant’s account is payable, as designated by a Participant in writing on a form satisfactory to the Company.  In the absence of any living designated Beneficiary, a deceased Participant’s Beneficiary shall be the deceased Participant’s then living spouse, if any, for his or her life; if none, or from and after such spouse’s death, then the living children of the deceased Participant, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, the estate of the deceased Participant.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” means a transaction or event that is a “Change of Control” as defined in Section 7.7.

2.7 “Committee” means the Board, or any committee (or committees) that may be authorized by the Board to oversee, administer and amend the Plan.  The Board may, at any time and from time to time, modify the composition of the Committee or designate one or more persons to serve as the Committee (or as the Committee with respect to any designated group of Participants) at its discretion.  Any reference herein to the “Committee” shall be deemed to be a reference to the Board when it acts as Administrator of the Plan, and/or to such administrative committee or committees as may have been established by the Board to administer the Plan in its stead.

2.8 “Company” means Orleans Homebuilders, Inc., a Delaware corporation, and, as applicable, any subsidiary or affiliate of Orleans Homebuilders, Inc., to the extent any employee of such subsidiary or affiliate has been designated as participating in this Plan.

2.9 “Compensation” means the total amount of salary and bonus earned each year by a Participant.

2.10 “Disability” means a situation where a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident, health or disability plan covering employees of the Company.  The Disability of a Participant shall be determined by a licensed physician selected by the Company.  Notwithstanding anything to the contrary, a Participant shall not be deemed to suffer from a Disability unless the Participant is “disabled” as that term is defined in Code Section 409A(a)(2)(C) and Treasury Regulation Section 1.409A-3(i)(4).

2.11 “Eligible Employee” means an Employee who has been designated as eligible to participate in the Plan.

2.12 “Employee” means an employee of the Company.

2.13 “Participant” means any Eligible Employee who participates in the Plan as provided in Section 4 and has not for any reason become ineligible to participate further in the Plan.  An individual shall continue to be a Participant as long as there is an Account Balance for that person.

2.14 “Participation Agreement” means a written agreement between a Participant and the Company in substantially the form attached hereto as Exhibit A.

2.15 “Plan” means the Orleans Homebuilders, Inc.  Executive Compensation Deferral Plan, as contained in this instrument, including all amendments thereto.

2.16 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 3lst.  The initial Plan Year shall be the 2006 calendar year.

2.17 “Termination” means the ending of employment with the Company.  Notwithstanding the foregoing, a Participant’s termination of employment shall not be deemed to have occurred unless the termination of such Participant’s employment constitutes a “separation from service” as that is defined in Treasury Regulation Section 1.409A-1(h)(1).

2.18 “Vested” means the nonforfeitable portion of any Account maintained on behalf of a Participant.

SECTION 3 - PLAN ADMINISTRATION

3.1 POWERS AND DUTIES OF THE ADMINISTRATOR.  The Committee shall be the Plan Administrator, and shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan.  The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied.  The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan and shall also have the express authority to delegatee its duties and obligations hereunder to such person or persons as the Committee deems appropriate.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a)           The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)           To compute and make determinations with respect to the amount of benefits to which any Participant shall be entitled hereunder;

(c)           To authorize and make nondiscretionary or otherwise directed disbursements to Participants;

(d)           To maintain all necessary records for the administration of the Plan;

(e)           To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

(f)            To prepare and implement a procedure to notify employees that they have been selected as eligible to participate in the Plan;

(g)           To assist any Participant regarding his rights, benefits, or elections available under the Plan.

The Company shall indemnify, hold harmless and defend the Administrator from any liability which the Administrator may incur in connection with the performance of his or her duties in connection with this Plan, so long as the Administrator was acting in good faith and within what the Administrator reasonably understood to be the scope of his or her duties.

3.2 RECORDS AND REPORTS.  The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Company, Participants and Beneficiaries.

3.3 PARTICIPANT STATEMENT.  The Administrator shall provide each Participant each Plan Year a statement indicating that Participant’s Account Balance.

3.4 INFORMATION FROM COMPANY.  To enable the Administrator to perform his functions, the Company shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require.  The Administrator may rely upon such information as is supplied by the Company and shall have no duty or responsibility to verify such information.

3.5 CLAIMS PROCEDURE.  Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Company.  Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed.  If additional time (up to 90 days) is required by the Administrator to process the claim, written notice shall be provided to the claimant within the initial 90 day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

In the event the claim is denied in whole or in part, the notice shall set forth in language calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right, if any, to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse benefit determination on review.

3.6 CLAIMS REVIEW PROCEDURE.  Any Employee, former Employee, or Beneficiary who has been denied a benefit by a decision of the Administrator pursuant to Section 3.5 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator a request for a hearing.  Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 3.5.  The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The Administrator shall then conduct a hearing within the next 60 days, at which the claimant shall have an opportunity to submit comments, documents, records and other information relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

The Administrator shall make a final decision as to the allowance of the claim within 60 days of receipt of the appeal (unless there has been an extension due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant in writing within the 60 day period), and a decision shall be rendered as soon as possible but not later than 110 days after receipt of the request for review; provided, however, in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information.  The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.  The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant’s right, if any, to bring an action under Section 502(a) of ERISA and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 4 - ELIGIBILITY AND PARTICIPATION

4.1 ELIGIBILITY.  The Committee, in its sole discretion, shall select the Employees who are eligible to become Participants.

4.2 PARTICIPATION.  The Committee or its designee shall notify those Employees selected for participation of the benefits available under the Plan.  An Eligible Employee becomes a Participant in the Plan upon the execution and delivery by him or her and the Committee or its designee of a Participation Agreement.  The Participation Agreement will include an acknowledgment by Participant that he or she is aware of and familiar with the restrictions in the Plan, that he or she has read and understands the Plan and Participation Agreement, that he or she has had an opportunity to have the documents reviewed by legal counsel and that the Participation Agreement will constitute a legal, valid and binding agreement of Participant.

SECTION 5 - CONTRIBUTIONS TO THE PLAN

5.1 PARTICIPANT’S COMPENSATION DEFERRALS.  A Participant may elect to defer each year an amount of Compensation otherwise payable to him or her.  A participant may elect to defer up to 100% of his or her salary and/or bonus each year and this election must be made by December 31 of the year preceding the year in which the salary is earned, and, with respect to any bonus, no later than such date as is permitted under Code Section 409A.  Notwithstanding anything in this Section 5.1 to the contrary, a Participant’s elections to defer annual bonuses earned for the period from July 1, 2007 through June 30, 2008 (the “2008 Fiscal Year”) filed before the beginning of the 2008 Fiscal Year shall be effective pursuant to their terms and are intended to be consistent with IRS guidance regarding Code Section 409A in effect at the time of such elections.  With respect to all other deferrals of Compensation that would, but for the Participant’s election to defer, be paid on or after January 1, 2008, the following rules shall be applicable:

(a)           With respect to salary payable during a Plan Year, an election to defer must be made no later than such deadline as may be established by the Committee, which deadline shall be no later than the last day of the Plan Year preceding the Plan Year to which such deferral election relates.

(b)           With respect to bonuses payable during a Plan Year, an election to defer must be made no later than such deadline as may be established by the Committee, which deadline shall be no later than the last day of the Plan Year preceding the earliest Plan Year during which occurs any portion of the period of service to which such bonus relates.  By way of an example, if a bonus is payable with respect to a period of service measured from July 1, 2008 through June 30, 2009, an election to defer any portion of such bonus must be filed no later than the applicable deadline, which cannot be later than December 31, 2007.  Except as may be otherwise permitted by the Committee, an election to defer bonus compensation shall only be applicable to regular cash bonuses, and shall not be applicable to bonuses paid out of the ordinary course, or other than in the form of a cash payment.

The election to defer shall be made in the form and manner determined by the Administrator.  The total amount of Compensation that is deferred shall be considered as a contribution by Participant to the Plan for that year.  Additional Participant contributions are not permitted.

5.2 INITIAL DEFERRAL ELECTION.  In the year the Plan is implemented, a Participant may make a compensation deferral election within 30 days after the Plan is effective, which election shall apply to amounts earned after the date of such election.  In the first year in which an Employee becomes eligible to be a Participant in the Plan, such Employee may make a deferral election within the first 30 days after becoming eligible, which election shall be effective for amounts earned after the end of such 30 day period.  All determinations of the applicability of this initial deferral election shall be made consistent with the provisions of Treasury Regulation Section 1.409A-2(a)(7).

5.3 VESTING OF CONTRIBUTIONS.  Amounts in Participants’ Accounts and the earnings thereon shall be Vested at all times.

5.4 COMPLIANCE WITH CODE SECTION 409A.  Any election to defer Compensation by a Participant made pursuant to this Section 5 shall only be permitted to the extent such election is implemented in a manner consistent with the requirements of Code Section 409A.  The Administrator shall establish rules and procedures in this regard that take into account all requirements established under Code Section 409A regarding the timing of elections, the date as of which an election must become irrevocable to be considered a valid election under Code Section 409A, and applicable rules regarding what Compensation of a Participant is deemed to be earned after the date a deferral election is made.

SECTION 6 - PARTICIPANTS’ ACCOUNTS.

6.1 MAINTENANCE OF PARTICIPANTS’ ACCOUNTS.  The Administrator shall maintain a separate Account for each Participant, to which shall be credited the Participant’s contributions and any increases in value determined under Sections 6.2.  These Accounts shall be for recordkeeping purposes only and no actual funds will be deposited or set aside for any individual Participant or for the group of Participants as a whole.

6.2 SHADOW INVESTMENT OF AMOUNTS REPRESENTING PARTICIPANT DEFERRALS.  At the election of a Participant and under rules adopted by the Administrator, a Participant’s Account shall be treated as if it had been used to purchase one or more specific investments and had participated in the income from and the growth or decline in value of such investments.  Each Participant will be required to choose the “shadow investments” for his or her Account from a list presented by the Plan Administrator.  Except for the default shadow investment in a hypothetical interest bearing account, as described in the second paragraph of this Section 6.2, all of the shadow investments shall be securities or mutual funds which are registered for sale to investors in the United States and for which valuation quotations are readily available.  Participants will be allowed to change such designated investments in the manner and frequency determined by the Administrator.  Changes in value of the shadow investments shall be credited or charged to Participants’ Accounts as these changes occur.

If the Participant does not make an election under the previous paragraph, then for purposes of determining the balance in each Participant’s Account, such Account shall be credited on a quarterly basis with a rate of interest with the rate set by the Company at the beginning of each Plan Year.

6.3 STATEMENTS OF PARTICIPANTS’ ACCOUNTS.  The Administrator shall prepare or have prepared within a reasonable period of time after the end of each Plan Year a statement for each Participant of their Account Balance and shall send such statement to the Participant.

SECTION 7 - DISTRIBUTIONS

7.1 DISTRIBUTIONS FROM THE PLAN.  Before the beginning of each Plan Year, each Participant shall elect whether the amounts which will or may be contributed or credited to his or her Account that Year shall be distributed (1) in a lump sum at a specified date, which must be no earlier than the second calendar year following the year of deferral, (2) in equal installments beginning at a specified date, which must be no earlier than the second calendar year following the year of deferral, or (3) upon separation from service.  Notwithstanding the foregoing, if a Participant’s separation from service occurs prior to the date all distribution from the Plan have been made, a distribution of the Participant’s remaining benefit under the Plan shall be made as soon as practicable, consistent with Section 7.6, below, following such Participant’s separation from service.  In addition, a Participant’s Account shall be distributed in the event of the Participant’s (1) death, or (2) Disability.  The Company shall deduct from any payment of benefits the amount of any federal, state or local income or employment taxes required to be withheld or paid with respect to the distribution.

7.2 SUBSEQUENT ELECTION TO EXTEND DEFERRAL If Participant has elected a distribution at or beginning at a specified date pursuant to Section 7.1, or has made any subsequent election pursuant to this Section 7.2, then Participant can make a subsequent election to further delay that distribution, as long as (1) such subsequent election is made at least 12 months before the previously elected distribution date or starting date and (2) the additional deferral is for a minimum of five years beyond the distribution date previously chosen.  There is no limit on the number of times a Participant can further defer a scheduled distribution, as long as (1) each such further deferral is made at least 12 months in advance of the scheduled distribution date or starting date and (2) is for a period at least five years beyond the scheduled distribution date.  Any election to defer a scheduled distribution must be made in a manner consistent with Code Section 409A and Treasury Regulation Section 1.409A-2(b).  For these purposes, an election to receive a distribution in the form of a series of equal installments shall be treated, to the extent permissible under Code Section 409A, as an election to receive a single payment that would be paid as of the date of the commencement of the installment payments.

7.3 HARDSHIP DISTRIBUTIONS.  In the event of Severe Financial Hardship, the Participant may request that an amount no greater than his or her Vested Account Balance be paid to him or her in order to satisfy such financial need.  Severe Financial Hardship shall be defined as (1) resulting from an illness or accident of Participant, Participant’s spouse or a dependent (as defined in Code Section 152(a); (2) loss of the Participant’s property due to casualty; or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.  The amount of the distribution will be limited to the amount needed to satisfy the emergency plus taxes reasonably anticipated as a result of the distribution.  Distribution will not be allowed to the extent that the hardship may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (to the extent that such liquidation would not itself cause a severe financial hardship).  Any request for a hardship distribution shall be considered by the Plan Administrator, whose decision whether to grant such request shall be final.  Any Participant receiving a hardship distribution will not be permitted to elect to defer any amount under this Plan for a period of one year from the date of such distribution.  The Participant shall not repay to the Company amounts distributed pursuant to this Section 7.3.  Notwithstanding anything herein to the contrary, a Participant shall not be considered to have a Severe Financial Hardship unless the circumstances constitute an “unforeseeable emergency” as that term is defined in Code Section 409A(a)(2)(B)(ii) and Treasury Regulation Section 1.409A-3(i)(3), and the amount distributable under this Section 7.3 shall not be greater than the amount permitted under Code Section 409A(1)(2)(B)(ii)(II) and Treasury Regulation Section 1.409A-3(i)(3)(ii).

7.4 LOANS.  Loans from the Plan are not permitted.

7.5 DISTRIBUTION FOR MINOR BENEFICIARY.  In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary, or to the custodian of such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Company and Plan from further liability on account thereof.

7.6 COMPLIANCE WITH CODE SECTION 409A.  Notwithstanding anything contained herein to the contrary, no distribution of benefits shall be made to any Participant if such distribution would violate the provisions of Code Section 409A(a)(2).  Distribution of a Participant’s Account shall, therefore, be delayed until such time as the distribution is permissible under Code Section 409A.  Such a delay in distribution shall , for example, be required with respect to a distribution to a Participant who is a “specified employee” (as that term is used for purposes of Code Section 409A(a)(2)(B)(i) and Treasury Regulation Section 1.409A-1(i)) by reason of such Participant’s separation from service, so that distribution does not occur before the date which is six months after the date of such Participant’s separation from service.  Distribution that may otherwise be permitted under the Plan by reason of a Participant’s Disability, or because of a Severe Financial Hardship may not be permitted by reason of the application of this Section 7.6 if the Participant’s Disability is not attributable to a condition that would cause such Participant to be considered “disabled” as that term is defined in Code Section 409A(2)(C), or if the Participant’s Severe Financial Hardship does not qualify as an “unforeseeable emergency” as that term is defined in Code Section 409A(a)(2)(B)(ii).

7.7 DISTRIBUTION ON CHANGE OF CONTROL.  In the event there is a transaction that constitutes a “change in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets” of the Company, that would be recognized as a permissible distribution event as defined for purposes of Section 409A(a)(2)(v) of the Code and consistent with Treasury Regulation Section 1.409A-3(i)(5) (a “Change of Control”), then the portion of each Participant’s account balance attributable to a Participation Agreement that specifically elected to have such Participant’s deferred compensation benefit distributed upon the occurrence of a Change of Control shall be distributed to such Participant in a single lump sum as soon as practicable following the occurrence of the Change of Control.

 SECTION 8 - COMPANY-OWNED LIFE INSURANCE (“COLI”)

8.1 THE COMPANY OWNS ALL RIGHTS.  In the event that, in its discretion, the Company purchases a life insurance policy or policies insuring the life of any Participant to allow the Company to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein.  The Company shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein, except in the event of the establishment of and transfer of said policy or policies to a trust by the Company as described in Section 11 hereof.

8.2 PARTICIPANT COOPERATION.  If the Company decides to purchase a life insurance policy or policies on any Participant, the Company will so notify such Participant.  Such Participant shall consent to being insured for the benefit of the Company and shall take whatever actions may be necessary to enable the Company to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

8.3 PARTICIPANT MISREPRESENTATION.  If: (a) any Participant is required by this Plan to submit information to any insurance carrier; and (b) the Participant makes a material misrepresentation in any application for such insurance; and (c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then the Participant’s (or the Participant’s Beneficiary’s) rights to any benefits under this Plan may be, at the sole discretion of the Company, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

8.4 SUICIDE.  Notwithstanding any other term or provision of the Plan or this Agreement, if a Participant dies by reason of suicide and if the Company’s receipt of insurance proceeds is as a result reduced, then the Participant’s (or the Participant’s Beneficiary’s) rights to any benefits under this Plan may be, at the sole discretion of the Company, reduced to the extent of any reduction of proceeds that is paid by the insurance carrier.

SECTION 9 - ADMINISTRATOR

9.1 RESIGNATION.  Any person or entity who has been designated to act as the Plan Administrator or who is a member of the Committee may resign from such position at any time by written notice to the Committee, which shall be effective thirty (30) days after receipt of such notice or such earlier date as agreed to by the Administrator and the Committee.

9.2 REMOVAL.  Any person or entity who has been designated to act as the Plan Administrator or who is a member of the Committee may be removed from such position by the Committee or the Board with or without advance notice.

9.3 APPOINTMENT OF SUCCESSOR.  If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 9.4, by the effective date of resignation or removal under this Section 9.  If no such appointment has been made, the Administrator may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Company.

9.4 SUCCESSOR ADMINISTRATOR.  If any person or entity who has been designated to act as the Plan Administrator or who is a member of the Committee resigns or is removed in accordance with Section 9.1 or 9.2, the Committee may appoint any other person as successor Administrator or Committee member.  The appointment shall be effective when accepted in writing by the new Administrator.  The new Administrator or Committee member shall have all of the rights and powers of the former Administrator or Committee member, as the case may be.

SECTION 10 - AMENDMENT AND TERMINATION

10.1 AMENDMENT.  The Company shall have the right at any time to amend this Plan.  However, no amendment shall be effective so as to reduce the amount of any contributions already credited to Participant’s Account, to delay the payment of any amount to a Participant beyond the time that such amount would be payable without regard to such amendment, or that would cause any income to be recognized by reason of a violation of Code Section 409A.

10.2 TERMINATION.  The Company shall have the right to terminate the Plan and distribute the Participants’ Accounts in the form of a lump sum distribution; provided, however, that any such termination of the Plan shall be implemented in a manner that complies with Code Section 409A and that the termination of the Plan does not reduce the amount already credited to any Participant’s Account.  Participants understand that in the event the Plan is terminated, the Participants may receive a distribution of their Accounts at a date that is earlier than would have been the case had the termination of the Plan not occurred, and the distribution may be made in a form that differs from the form of distribution that has been elected by the Participants.

SECTION 11 - MISCELLANEOUS

11.1 NONALIENATION OF BENEFITS.  No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan or any Participation Agreement shall be void.  No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto.  No amount of the benefit will, prior to payment, be subject to garnishment, attachment, execution or levy of any kind, and will not be transferable by operation of law in the event of the bankruptcy, insolvency or death of the employee.  If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Committee may deem proper.

11.2 UNSECURED LIABILITY.  The obligation of the Company to make payments hereunder to a Participant shall constitute an unsecured liability of the Company.  Such payments shall be made from the general funds of the Company and the Company shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payments shall be made.  Neither a Participant nor any other person shall have any interest in any particular asset of the Company by reason of its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Company.  Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

11.3 NO CONTRACT OF EMPLOYMENT.  This Plan shall not be deemed to constitute a contract between the Company and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee.  Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of this Plan.

11.4 DESIGNATION OF BENEFICIARY.  Each Participant shall file with the Administrator a notice in writing, in a form acceptable to the Company, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made.  Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by the Administrator.

11.5 PAYMENT TO INCOMPETENTS.  The Company shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian or other authorized representative of such Participant or Beneficiary.  The Company shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate.  Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Company therefore.

11.6 INTERPRETATION.  The interpretation and construction of the Plan by the Administrator, and any action taken hereunder, shall be binding and conclusive upon all parties in interest.  No officer or employee of the Company shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission be made in good faith.

11.7 AUTHORITY TO APPOINT A COMMITTEE.  The Board, within its discretion, shall have the authority to appoint a committee of one (1) or more of its members, which shall have authority over the Plan in lieu of the entire Board.  Unless otherwise determined by the Board, the Company’s Compensation Committee shall serve as the Committee.

11.8 AUTHORITY TO ESTABLISH A TRUST.  The Company shall have the right at any time to establish a trust to which the Company may transfer from time to time certain assets to be used by the trustee(s) to satisfy some or all of the Company ‘s obligations and liabilities under the Plan.  All assets held by such trust shall be subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as defined herein).  The Company shall be considered “Insolvent” for purposes of the trust if: (a) the Company is unable to pay its debts as they become due; or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

11.9 BINDING EFFECT.  Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

11.10 ENTIRE PLAN.  This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

11.11 MERGER, CONSOLIDATION OR ACQUISITION.  In the event of a change in control of the Company, the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

SECTION 12 - CONSTRUCTION

12.1 CONSTRUCTION OF THIS PLAN.  This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

12.2 GENDER AND NUMBER.  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.

12.3 HEADINGS.  All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

12.4 ENFORCEABILITY.  If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

12.5 UNIFORMITY.  All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.  In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan, having been duly approved and adopted by Orleans Homebuilders, Inc., is executed by a duly authorized officer of the Company.

Orleans Homebuilders, Inc.

	By:	MICHAEL T. VESEY
Michael T. Vesey, President

Attest:

LAWRENCE J. DUGAN
Lawrence J. Dugan, Secretary